Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 1) of our report dated November 19, 2021 with respect to the audited financial statements of Fortune Joy International Acquisition Corp. for the period from August 10, 2021 (inception) through August 31, 2021. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 19, 2021